                                                                   Exhibit 5.1




                          GREENBERG TRAURIG LETTERHEAD



                                February 5, 1998


Educational Medical, Inc.
1327 Northmeadow Parkway, Suite 132
Roswell, Georgia 30076

Ladies and Gentlemen:

     We have acted as counsel to Educational Medical, Inc. (the "Corporation") in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-3 (Registration Statement No. 333-09777), and any amendments thereto (the "Registration Statement"). The Registration Statement relates to a proposed public offering pursuant to which up to 718,048 Shares are being offered by certain stockholders of the Corporation (the "Selling Stockholder Shares"). Based upon and subject to the foregoing and the other qualifications, limitations and assumptions contained herein, we are of the opinion that:

     The Selling Stockholder Shares, when sold as contemplated in the Registration Statement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us in the Prospectus contained therein under the caption "Legal Matters."

                                             Very Truly yours,


                                             GREENBERG TRAURIG HOFFMAN
                                             LIPOFF ROSEN & QUENTEL, P.A.